UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2026

SPLASH BEVERAGE GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40471	34-1720075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1314 East Las Olas Blvd, Suite 221

Fort Lauderdale, Florida 33301

(Address of principal executive offices)

Registrant’s telephone number, including area code: (954) 745-5815

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.001 par value	SBEV	NYSE American LLC
(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on Which Registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 9, 2026, Splash Beverage Group, Inc. (the “Company”) invested $217,479.24 and purchased 2,000,000 common shares and 1,000,000 warrants of Avicanna Inc. (TSX:AVCN) in a private placement transaction. Avicanna is a commercial-stage cannabinoid-based biopharmaceutical company focused on clinical research, patient care, and developing pharmaceutical products. The investment represents a strategic capital allocation aligned with the Company’s previously announced plans to pivot into a cannabinoid-based health, wellness, and healthcare-focused platform company, and management is in discussions with the leadership of Avicanna regarding potential future transactions.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Michael Bondurant Appointment

On June 8, 2026, the Board of Directors (the “Board”) of the Company appointed Michael Bondurant, as the Company’s Chief Operating Officer, effective immediately.

Mr. Bondurant is an experienced operator and entrepreneur with a track record of building, scaling, and fixing businesses across banking, technology, and cannabis. From May 2019 through June 2021, Mr. Bondurant was the Chief Operating Officer of Bluma Wellness Corp (BWELL:CSE) d/b/a One Plant Cannabis, and successfully served on the management team that guided the company to a merger transaction with leading multistate operator Cresco Labs in an all stock transaction valued at $213,000,000. Next, he served as a founder and the Chief Operating Officer of Green Sentry Holdings, LLC, d/b/a Sunburn Cannabis from August 2022 through December 2023, and has been engaged as a consultant specializing in operational turn arounds and strategic guidance from December 2023 through present.

There are no arrangements or understandings between Mr. Bondurant and any other persons, pursuant to which he was selected as Chief Operating Officer, no family relationships among any of the Company’s directors or executive officers and Mr. Bondurant, and there are no related party transactions involving Mr. Bondurant that would require disclosure under Item 404(a) of Regulation S-K.

Employment Terms

On June 8, 2026, the Board approved employment terms for Brady Cobb, the Company’s Interim Chief Executive Officer, pursuant to which Mr. Cobb is entitled to an annual base salary of $300,000 and a performance bonus of $50,000 upon the Company’s increase in market capitalization of $5,000,000 by October 30, 2026. Further, if the Company increases market capitalization to over $10,000,000 by December 31, 2026, Mr. Cobb is eligible to receive an additional one-time performance bonus of $50,000. For any additional market capitalization above $10 million in 2026, Mr. Cobb will be eligible for a 3% bonus on all additional market capitalization above $10 million in 2026 , up to a maximum of an additional $300,000 potential bonus. After 2026, he will be eligible to receive performance bonuses subject to the Company achieving revenue targets and profit goals mutually set by the management team and the Board or Compensation Committee. In addition, on June 8, 2026 Mr. Cobb was granted 925,000 options to purchase Common Stock. See “Option Grants” below.

On June 8, 2026, the Board approved employment terms for Mr. Bondurant. Pursuant to which Mr. Bondurant is entitled to an annual base salary of $275,000 and a performance bonus of $50,000 upon the Company’s increase in market capitalization of $5,000,000 by October 30, 2026. Further, if the Company increases market capitalization to over $10,000,000 by December 31, 2026, Mr. Bondurant is eligible to receive an additional one-time performance bonus of $50,000. For any additional market capitalization above $10 million in 2026, Mr. Bondurant will be eligible for a 3% bonus on all additional market capitalization above $10 million in 2026, up to a maximum of an additional $300,000 potential bonus. After 2026, he will be eligible to receive performance bonuses subject to the Company achieving revenue targets and profit goals mutually set by the management team and the Board or Compensation Committee. In addition, on June 8, 2026 Mr. Bondurant was granted 800,000 options to purchase Common Stock. See “Option Grants” below.

Option Grants

On June 8, 2026, on the recommendation of the Compensation Committee of the Board, the Board approved the following grants of 10-year stock options to purchase shares of the Company’s Common Stock under the Company’s 2025 Equity Incentive Plan (the “2025 Plan”), each with an exercise price of $0.25 per share, to certain officers, directors, employees and consultants. These option grants are summarized below, and except as otherwise indicated are fully vested. These option grants constitute all of the shares of Common Stock reserved for issuance under the 2025 Plan:

●	Brady Cobb, Interim Chief Executive Officer and director: 925,000 options

●	Michael Bondurant, Chief Operating Officer: 800,000 options

●	Martin Scott, Chief Financial Officer: 700,000 options

●	Francis Knuettel, director: 500,000 options

●	William Caple, director: 500,000 options

●	Thomas Fore, director: 500,000 options

●	Chrisopher Polaszek, acting general counsel: 340,780 options

●	Peter Lipinsko, Finance: 50,000 options

●	Justin Yorke, consultant/former director: 500,000 options with vesting pursuant to his consulting agreement as follows: (i) 250,000 options are vested upon grant, and (ii) 250,000 options will vest on at the end of the initial term of the consulting agreement, subject to continued services as of each applicable vesting date. The consulting agreement provides that if he is terminated for cause, he will not be entitled to any unearned or unvested compensation.

●	William Meisnner, consultant/former President: 250,000 options with vesting pursuant to his consulting agreement as follows: (i) 125,000 options are vested upon grant, and (ii) 125,000 options will vest on at the end of the initial term of the consulting agreement, subject to continued services as of each applicable vesting date. The consulting agreement provides that if he is terminated for cause, he will not be entitled to any unearned or unvested compensation.

●	Robert Nistico, consultant, former CEO/director: 250,000 options with vesting pursuant to his consulting agreement as follows: The first vesting is if the Company acquires Medterra CBD, LLC. If the first vesting threshold is met: (i) 125,000 options vest immediately, and (ii) 125,000 options will vest on at the end of the initial term of the consulting agreement, subject to continued services as of each applicable vesting date. The consulting agreement provides that if he is terminated for cause, he will not be entitled to any unearned or unvested compensation.

Strategic Transformation Restricted Stock Unit (“RSU”) Plan

On June 8, 2026 the Company’s Board voted to approve and adopt a Strategic Transformation Restricted Stock Unit Plan (the “RSU Plan”) designed to align management, directors, and key advisors with the successful execution of the Company’s strategic transition into the cannabinoid wellness and pharmaceutical sectors. This RSU Plan is not designed to reward a transaction; but rather is designed to reward the successful transformation of the Company and the creation of sustainable stockholder value.

The Company has publicly communicated its intention to pursue strategic alternatives that may result in a merger, acquisition, business combination, or other transformational transaction that positions the Company for long-term growth and stockholder value creation.

The Board approved the RSU Plan recognizing that successfully identifying, negotiating, financing, closing, and integrating such a transaction, while simultaneously restoring and maintaining compliance with applicable NYSE listing standards, will require extraordinary efforts from management, directors, and key advisors.

The RSU Plan, which is subject to stockholder approval in accordance with NYSE American rules, is summarized as follows:

Proposed Plan Structure

The RSU Plan will represent 20% of the Company’s fully diluted shares outstanding, which is presently approximately 8,373,000 shares.

Adoption of the RSU Plan requires and will not be effective prior to the Company obtaining stockholder approval.

Stockholder approval of the RSU Plan is expected to be an express closing condition to any merger, business combination, change of control transaction, or other strategic transaction approved by the Board.

Awards under the RSU Plan will be determined by the Compensation Committee and Board of Directors based upon contributions to the successful execution of the Company’s strategic transformation.

Vesting Framework

Subject to stockholder approval, the RSU Plan is expected to have the following performance-based vesting structure:

• 50% of awarded RSUs vest upon closing of the strategic transaction (inclusive of stockholder approval of the RSU Plan);

• 25% of awarded RSUs vest upon achievement of NYSE listing compliance including with respect to the recent notice of stockholders’ equity deficiency received by the Company;

• 25% of awarded RSUs vest six months following achievement of the NYSE compliance referred to above, subject to continued service and/or a consulting role.

Strategic Rationale

The proposed RSU Plan is intended to directly align the interests of management, directors, and key advisors with those of stockholders. Unlike traditional equity compensation programs, the proposed awards will be tied to the successful completion of a transformational transaction and the achievement of critical post-closing milestones that are expected to drive long-term stockholder value.

The Board believes this structure will appropriately reward performance, promotes retention through a critical transition period, and ensures that participants realize value only upon the successful execution of the Company’s strategic objectives. Management and the Board are effectively committing a significant portion of their future compensation opportunity to the successful completion of the Company’s transformation strategy, including the achievement of NYSE compliance and the delivery of a transaction designed to maximize shareholder value.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2026

SPLASH BEVERAGE GROUP, INC.

By:	/s/ Brady Cobb
Brady Cobb, Interim Chief Executive Officer